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                                                                    EXHIBIT 3.28

                                 BY-LAW NO. 1 A

                   A by-law relating generally to the conduct
                      of the business and affairs of 528650
                                 ONTARIO LIMITED

                        (herein called the "Corporation")

                                    CONTENTS

1.    Interpretation                                 8.   Dividends
2.    Directors                                      9.   Financial Year
3.    Meetings of Directors                         10.   Notices
4.    Remuneration and Indemnification              11.   Execution of Documents
5.    Officers                                      12.   Effective Date
6.    Meetings of Shareholders                      13.   Repeal
7.    Shares

                BE IT ENACTED as a by-law of the Corporation as follows:

                                1.  INTERPRETATION

1.01 In this by-law and all other by-laws and resolutions of the Corporation, unless the context otherwise requires:

      (a) "Act" means the Business Corporations Act, 1982, and includes the Regulations made pursuant thereto;

      (b) "articles" means the articles of incorporation of the Corporation as amended from time to time;

      (c)   "board" means the board of directors of the Corporation;

      (d) "by-laws" means all by-laws, including special by-laws, of the Corporation as amended from time to time;

      (e)   "Corporation" means this Corporation;

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      (f)   "person" includes an Individual, sole proprietorship, partnership, unincorporated association, unincorporated syndicate, unincorporated organization, trust, body corporate, and a natural person in his capacity as trustee, executor, administrator, or other legal representative;

      1.02 In this by-law where the context requires words importing the singular include the plural and vice versa and words importing gender include the masculine, feminine and neuter genders.

      1.03 All the words and terms appearing in this by-law shall have the same definitions and application as in the Act.

                                  2. DIRECTORS

      2.01 Powers - Subject to any unanimous shareholders' agreement, the business and affairs of the Corporation shall be managed or supervised by a board of directors being composed of:

Delete as applicable.

      A variable board of not fewer than one and not more than five directors.

      2.02 Resident Canadians - Except where the Corporation is a non-resident corporation, a majority of the directors shall be resident Canadians but where the Corporation has only one or two directors, one director shall be a resident Canadian.

      2.03 Qualifications- Any individual may be a director of the Corporation except:

(I)   A person who is less than eighteen years of age.

(II)  A person who is of unsound mind and has been so found by a court;

(III) A person who has the status of a bankrupt.

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      2.04 Election and Term - The election of directors shall take place at the first meeting of shareholders and at each succeeding annual meeting at which an election of directors is required. The directors shall hold office for an expressly stated term which shall expire not later than the close of the third annual meeting of shareholders following the election. A director not elected for an expressly stated term ceases to hold office at the close of the first annual meeting of shareholders following his election. Incumbent directors, if qualified, shall be eligible for re-election. If an election of directors is not held at the proper time the directors shall continue in office until their successors are elected.

      2.05 Resignation - A director who is not named in the articles may resign from office upon giving a written resignation to the Corporation and such resignation becomes effective when received by the Corporation or at the time specified in the resignation, whichever is later. A director named in the articles shall not be permitted to resign his office unless at the time the resignation is to become effective a successor is elected or appointed.

      2.06 Removal- Subject to clause (f) of section 120 of the Act, the shareholders may, by ordinary resolution at an annual or special meeting remove any director or directors from office before the expiration of his term and may, by a majority of the votes cast at the meeting, elect any person in his place for the remainder of his term.

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      2.07 Vacation of Office - A director ceases to hold office when he dies, resigns, is removed from office by the shareholders, or ceases to have the necessary qualifications.

      2.08 Vacancies - Subject to the exceptions in section 124 of the Act, where a vacancy occurs on the board, a quorum of the directors then in office may appoint a person to fill the vacancy for the remainder of the ter. If there is not a quorum of directors or if there has been a failure to elec the number of directors required by the articles or in the case of a variabl board as required by special resolution, the directors then in office shall forthwith call a special meeting of shareholders to fill the vacancy and, if they fail to call a meeting or if there are no directors then in office, the meeting may be called by any shareholder.

                            3. MEETINGS OF DIRECTORS

      3.01 Place of Meetings - Meetings of the board may be held at the registered office of the Corporation or at any other place within or outside Ontario but, except where the Corporation is a non-resident corporation, or the articles or the by-laws otherwise provide, in any financial year of the Corporation a majority of the meetings of the board shall be held at a place within Canada.

      3.02 Meetings by Telephone - Where all the directors present at or participating in the meeting have consented thereto, any director may participate in a meeting of the board by means of conference telephone,

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electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously and a director participating in such a meeting by such means is deemed for the purposes of the Act and these by-laws to be present at the meeting. If a majority of the directors participating in such a meeting are then in Canada the meeting shall be deemed to have been held in Canada.

      3.03 Calling of Meetings - Meetings of the board shall be held from time to time at such place, at such time and on such day as the president or a vice-president who is a director or any two directors may determine, and the secretary shall call meetings when directed or authorized by the president or by a vice-president who is a director or by any two directors. Notice of every meeting so called shall be given to each director not less than 48 hours (excluding any part of a Sunday and of a holiday as defined by the Interpretation Act) before the time when the meeting is to be held, except that no notice of meeting shall be necessary if all the directors are present or if those absent have waived notice of or otherwise signified their consent to the holding of such meeting. A notice of a meeting of directors need not specify the purpose of or the business to be transacted at the meeting except where the Act requires such purpose or business to be specified.

      3.04 Regular Meetings- The board may appoint a day or days in any month or months for regular meetings at a place and hour to be named. A copy of any resolution of the board fixing the place and time of regular meetings of the board shall be sent to each director forthwith after being passed, but no other notice shall be required for any such regular meetings.

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      3.05 First Meeting of New Board - Each newly elected board may without notice hold its first meeting for the purpose of organization and the election and appointment of officers immediately following a meeting of shareholders at which such board is elected, provided that a quorum of directors is present.

      3.06 Quorum - Where the Corporation has only one director, that director may constitute a quorum for the transaction of business at any meeting of the board. Where the Corporation has two directors both directors of the Corporation must be present at any meeting of the board to constitute a quorum. Subject to the articles or by-laws of the Corporation a majority of the number of directors or minimum number of directors required by the articles constitutes a quorum at any meeting of directors but in no case shall a quorum be less than two-fifths of the number of directors or less then the minimum number of directors, as the case may be.

      3.07 Resident Canadians - Directors shall not transact business at a meeting of the board unless a majority of the directors present are resident Canadians. However, directors may transact business at a meeting of the board where a majority of resident Canadian directors is not present if,

      (a) a resident Canadian director who is unable to be present approves in writing or by telephone or other communications facilities the business transacted at the meeting, and

      (b) a majority of resident Canadian directors would have been present had the director been present at the meeting.

      3.08 Chairman - The Chairman of any meeting of the board shall be the first mentioned of such of the following officers as have been appointed

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and who is a director and is present at the meeting:

                             Chairman of the board,
                             President, or
                             A Vice-President who is a director.

If no such officer is present, the directors present shall choose one of their number to be chairman.

      3.09 Votes to Govern - At all meetings of the board, every question shall be decided by a majority of the votes cast on the question.

      3.10 Casting Vote - In the case of an equality of votes on any question at a meeting of the board, the chairman of the meeting shall be entitled to a second or casting vote.

      3.11 Disclosure of Interests in Contracts - Every director or officer of the Corporation who is a party to a material contract or proposed material contract with the Corporation, or is a director or officer or has a material interest in any Corporation which is a party to a material contract or proposed material contract with the Corporation shall disclose in writing to the Corporation or request to have entered in the minutes of the meeting of directors the nature and extent of his interest as required by section 132 of the act.

      3.12 Resolution in Lieu of Meeting - A resolution in writing, signed by all the directors entitled to vote on that resolution at a meeting of directors or committee of directors, is as valid as if it had been passed at a meeting of directors or committee of directors. A copy of every such resolution shall be kept with the minutes of the proceedings of the directors

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or committee of directors.

      3.13 Delegation - Directors may appoint from their number a managing director who is a resident Canadian or a committee of directors and delegate to such managing director or committee any of the powers of the directors. If the directors appoint a committee of directors, a majority of the members of the committee must be resident Canadians. Unless otherwise determined by the board, each committee shall have the power to fix its quorum at not less than a majority of its members, to elect its chairman and to regulate its procedure.

                       4. REMUNERATION AND INDEMNIFICATION

      4.01 Remuneration - Subject to the articles, the by-laws or any unanimous Shareholders' Agreement, the board may fix the remuneration of the directors. Such remuneration shall be in addition to any salary or professional fees payable to a director who serves the Corporation in any other capacity. In addition, directors shall be paid such sums in respect of their out-of-pocket expenses incurred in attending board, committee or shareholders' meetings or otherwise in respect of the performance by them of their duties as the board may from time to time determine.

      4.02 Limitation of Liability - No director or officer shall be liable for the acts, receipts, neglects or defaults of any other director or officer or employee, or for joining in any receipt or other act for conformity or for any loss, damage or expense happening to the Corporation through the

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insufficiency or deficiency of title to any property acquired for or on behalf of the Corporation, or for the insufficiency or deficiency of any security in or upon which any of the monies of the Corporation shall be invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious acts of any person with whom any of the monies, securities or effects of the Corporation shall be deposited, or for any loss occasioned by any error of judgment or oversight on his part, or for any other loss, damage or misfortune whatever which shall happen in the execution of the duties of his office or in relation thereto, unless the same are occasioned by his own willful neglect or default; provided that nothing herein shall relieve any director or officer from the duty to act in accordance with the act or from liability for any breach thereof.

      4.03 Indemnity of Directors and Officers - Except as provided in section 136 of the Act, every director and officer of the Corporation, every former director or officer of the Corporation or a person who acts or acted at the Corporation's request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor, and his heirs and legal representatives shall, from time to time, be indemnified and saved harmless by the Corporation from and against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of such corporation or body corporate if,

      (a) he acted honestly and in good faith with a view to the best interests of the Corporation; and

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      (b)   In the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

      4.04 Insurance - Subject to the limitations contained in the Act, the Corporation may purchase and maintain such insurance for the benefit of its directors and officers as such, as the board may from time to time determine.

                                   5. OFFICERS

      5.01 Election or Appointment - At the first meeting of the board after each election of directors, the board shall elect or appoint a president, and a secretary and if deemed advisable may appoint one or more vice-presidents, a general manager, a treasurer and such other officers as the board may determine including one or more assistants to any of the officers so appointed. None of the said officers, except the president need be a director or shareholder. Any two of the said offices may be held by the same person. If the same person holds the office of secretary and treasurer, he may, but need not, be known as the secretary-treasurer.

      5.02 Term, Remuneration and Removal - The terms of employment and remuneration of all officers elected or appointed by the board (including the president) shall be determined from time to time by resolution of the board. The fact that any officer or employee is a director or shareholder of the Corporation shall not disqualify him from receiving such remuneration as may be determined, all officers, in the absence of agreement to the

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contrary, shall be subject to removal by resolution of the board at any time with or without cause.

      5.03 President - The president shall be the chief executive officer of the Corporation. He shall, if present, preside at all meetings of the shareholders and of the directors and shall be charged with the general supervision of the business and affairs of the Corporation except the power to do anything referred to in sub-section 127(3) of the Act. Except when the board has appointed a general manager or managing director, the president shall also have the powers and be charged with the duties of that office except the power to do anything referred to in sub-section 127(3) of the Act.

      5.04 Vice-President - The vice-president, or if there are more than one, the vice-presidents in order of seniority (as determined by the board) shall be vested with all the powers and shall perform all the duties of the president in the absence or disability or refusal to act of the president, except that he shall not preside at meetings of the directors or shareholders unless he is qualified to attend meetings of directors or shareholders as the case may be. If a vice-president exercises any such duty or power, the absence or inability of the president shall be presumed with reference thereto. A vice-president shall also perform such duties and exercise such powers as the president may from time to time delegate to him or the board may prescribe.

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      5.05 General Manager - The general manager, if one is appointed, shall have the general management and direction, subject to the authority of the board and the supervision of the president, of the Corporation's business and affairs and the power to appoint and remove any and all officers employees and agents of the Corporation not elected or appointed directly by the board and to settle the terms of their employment and remuneration but shall not have the power to do any of the things set forth in sub-section 127(3) of the Act. If and so long as the general manager is a director, he may but need not be known as the managing director.

      5.06 Secretary - The secretary shall attend all meetings of the directors, shareholders and committees of the board and shall enter or cause to be entered in books kept for that purpose minutes of all proceedings at such meetings; he shall give, or cause to be given, when instructed, notices required to be given to shareholders, directors, auditors and members of committees; he shall be the custodian of the stamp or mechanical device generally used for affixing the corporate seal of the Corporation and of all books, papers, records, documents and other instruments belonging to the Corporation; and he shall perform such other duties as may from time to time be prescribed by the board.

      5.07 Treasurer - The treasurer shall keep, or cause to be kept proper accounting records as required by the Act; he shall deposit or cause to be deposited all monies received by the Corporation in the Corporation's bank account; he shall, under the direction of the board, supervise the

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safekeeping of securities and the disbursement of the funds of the Corporation;
he shall render to the board, whenever required, an account of all his transactions as treasurer and of the financial position of the Corporation; and he shall perform such other duties as may from time to time be prescribed by the board.

      5.08 Other Officers - The duties of all other officers of the Corporation shall be such as the terms of their engagement call for or the board requires of them. Any of the powers and duties of an officer to whom an assistant has been appointed may be exercised and performed by such assistant, unless the board otherwise directs.

      5.09 Variation of Duties - From time to time the board may vary, add to or limit the powers and duties of any officer or officers, but shall not delegate to any officer any of the powers set forth in sub-section 127(3) of the Act.

      5.10 Agents and Attorneys - The board shall have power from time to time to appoint agents or attorneys for the Corporation in or out of Ontario with such powers of management or otherwise (including the power to sub-delegate) as may be thought fit.

      5.11 Fidelity Bonds - The board may require such officers, employees and agents of the Corporation as it deems advisable to furnish bonds for the faithful performance of their duties, in such form and with such surety as the board may from time to time prescribe.

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                           6. MEETINGS OF SHAREHOLDERS

      6.01 Annual Meetings - The directors shall call the first annual meeting of shareholders not later than eighteen months after the Corporation comes into existence and subsequently not later than fifteen months after holding the last preceding annual meeting. The annual meeting of shareholders of the Corporation shall be held at such time and on such day in each year as the board may from time to time determine, for the purpose of receiving the reports and statements required by the Act to be laid before the annual meeting, electing directors, appointing auditors and fixing or authorizing the board to fix their remuneration, and for the transaction of such other business as may properly be brought before the meeting.

      6.02 Special Meetings - The board may at any time call a special meeting of shareholders for the transaction of any business which may properly be brought before such meeting of shareholders. All business transacted at an annual meeting of shareholders, except consideration of the financial statements, auditor's report, election of directors and reappointment of the incumbent auditor, is deemed to be special business.

      6.03 Place of Meetings - Meetings of shareholders shall be held at the registered office of the Corporation, or at such other place within Ontario as the board from time to time determines.

      6.04 Notice of Meetings - Notice of the time and place of each meeting of shareholders shall be sent not less than 10 days and not more

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than 50 days before the date of the meeting to the auditor of the Corporation to each director, and to each person whose name appears on the records of the Corporation at the close of business on the day next preceding the giving of the notice as a shareholder entitled to vote at the meeting. Notice of a special meeting of shareholders shall state:

      (a) the nature of the business to be transacted at the meeting in sufficient detail to permit the shareholders to form a reasoned judgment thereon; and

      (b) the text of any special resolution or by-law to be submitted to the meeting.

      6.05 Persons Entitled to be Present - The only persons entitled to attend a meeting of shareholders shall be those entitled to vote thereat, the directors and the auditor of the Corporation and others who although not entitled to vote are entitled or required under any provision of the Act or by-laws of the Corporation to be present at the meeting. Any other persons may be admitted only on the invitation of the chairman of the meeting or with the consent of the meeting.

      6.06 Quorum - The holders of a majority of the shares entitled to vote at a meeting of shareholders present in person or by proxy constitutes a quorum for the transaction of business at any meeting of shareholders.

      6.07 One Shareholder Meeting - If the Corporation has only one shareholder, or only one holder of any class or series of shares, the shareholder present in person or by proxy constitutes a meeting.

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      6.08 Right to Vote - At any meeting of shareholders, unless the articles otherwise provide, each share of the Corporation entitles the holder thereof to one vote at a meeting of shareholders.

      6.09 Joint Shareholders - Where two or more persons hold the same share or shares jointly, any one of such persons present at a meeting of shareholders may in the absence of the others vote the shares but, if two or more of such persons who are present in person or by proxy, vote, they shall vote as one on the shares jointly held by them.

      6.10 Proxies - Every shareholder entitled to vote at a meeting of shareholders may by means of a proxy appoint a proxy holder or one or more alternate proxy holders who are not required to be shareholders to attend and act at the meeting in the manner and to the extent authorized by the proxy and with the authority conferred by the proxy. A proxy shall be in writing and executed by the shareholder or by his attorney authorized in writing. Subject to the requirements of the Act the instrument may be in such form as the directors from time to time prescribe or in such other form as the chairman of the meeting may accept as sufficient. It shall be deposited with the Corporation before any vote is taken under its authority, or at such earlier time and in such manner as the board by resolution prescribes.

      6.11 Scrutineers - At each meeting of shareholders one or more scrutineers may be appointed by a resolution of the meeting or by the chairman with the consent of the meeting to serve at the meeting. Such

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scrutineers need not be shareholders of the Corporation.

      6.12 Votes to Govern - Unless otherwise required by the Act, or the article or by-laws of the Corporation, all questions proposed for the consideration of the shareholders at a meeting shall be decided by a majority of the votes cast thereon.

      6.13 Show of Hands - At all meetings of shareholders every question shall be decided by a show of hands unless a ballot thereon be required by the chairman or be demanded by a shareholder or proxyholder present and entitled to vote. Upon a show of hands every person present and entitled to vote, has one vote regardless of the number of shares he represents. After a show of hands has been taken upon any question, the chairman may require or any shareholder or proxyholder present and entitled to vote may demand a ballot thereon. Whenever a vote by show of hands shall have been taken upon a question, unless a ballot thereon be so required or demanded, a declaration by the chairman that the vote upon the question has been carried or carried by a particular majority or not carried and an entry to that effect in the minutes of the meeting shall be prima facie evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against the question. The result of the vote so taken and declared shall be the decision of the Corporation on the question. A demand for a ballot may be withdrawn at any time prior to the taking of the ballot.

      6.14 Ballots - If a ballot is required by the chairman of the meeting or is demanded and the demand is not withdrawn, a ballot upon the

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question shall be taken in such manner as the chairman of the meeting directs.

      6.15 Adjournment - The chairman of a meeting of shareholders may, with the consent of the meeting and subject to such conditions as the meeting may decide, adjourn the meeting from time to time and from place to place.

                                    7. SHARES

      7.01 Allotment - Subject to any Unanimous Shareholders' Agreement, the board may from time to time Issue or grant options to purchase the whole or any part of the authorized and unissued shares of the Corporation at such time and to such persons and for such consideration as the board shall determine, provided that no share shall be issued until it is fully paid as prescribed by the Act.

      7.02 Lien for Indebtedness - Subject to the Act, the Corporation has a lien on shares registered in the name of a shareholder or his legal representative for any debt of the shareholder to the Corporation. The Corporation may enforce the lien by:

      (i) in the case of redeemable shares, redeeming the shares at their redemption price; and

      (ii) in the case of all other shares by purchasing such shares at their book value for cancellation or for re-sale;

and by applying the value of such shares so determined to the debt of the shareholder. In enforcing the lien as aforesaid the Corporation shall not be obliged to redeem or purchase all of the shares of that class but only

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                                      -19-

the shares subject to the lien. In electing to enforce the lien in this manner the Corporation shall not prejudice or surrender any other rights of enforcement of the lien which may in law be available to it or any other remedy available to the Corporation for collection of the debt or any part thereof.

      7.03 Share Certificates - Every holder of one or more shares of the Corporation is entitled, at his option, to a share certificate, or to a non-transferable written acknowledgment of his right to obtain a share certificate, stating the number and class or a series of shares held by him as shown on the records of the Corporation. Share certificates and acknowledgments of a shareholder's right to a share certificate shall be in such form as the board shall from time to time approve. The share certificate shall be signed manually by at least one director or officer of the Corporation or by or on behalf of the registrar or transfer agent and any additional signatures required on the share certificate may be printed or otherwise mechanically reproduced thereon.

      7.04 Replacement of Share Certificates - The directors may by resolution prescribe, either generally or in a particular case, the conditions upon which a new share certificate may be issued to replace a share certificate which has been defaced, lost, stolen or destroyed.

      7.05 Transfer Agent and Registrar - The board may from time to time appoint a registrar to maintain the securities register and a transfer agent to maintain the register of transfers and may also appoint one or

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                                      -20-

more branch registrars to maintain branch security registers and one or more branch transfer agents to maintain branch registers of transfers, but one person may be appointed both registrar and transfer agent. The board may at any time terminate any such appointment.

      7.06 Joint Shareholders - If two or more persons are registered as joint holders of any share, the Corporation shall not be bound to issue more than one certificate in respect thereof, and delivery of such certificate to one of such persons shall be sufficient delivery to all of them. Any one of such persons may give effectual receipts for the certificate issued in respect thereof or for any dividends, bonus, return of capital or other money payable or warrant issuable in respect of such share.

                                  8. DIVIDENDS

      8.01 Declaration - Subject to the Act and the articles, the board may declare and the Corporation may pay a dividend to the shareholders according to their respective rights in the Corporation. Such a dividend may be paid by issuing fully paid shares of the Corporation or options or rights to acquire fully paid shares of the Corporation or may be paid in money or property.

      8.02 Payment - A dividend payable in cash shall be paid by cheque drawn on the Corporation's bankers or one of them to the order of each registered holder of shares of the class in respect of which it has been declared, and mailed by ordinary mail postage prepaid to such registered
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                                     - 21 -

holder at his last address appearing on the records of the Corporation. In the case of joint holders the cheque shall, unless such joint holders otherwise direct, be made payable to the order of all of such joint holders and if more than one address appears on the books of the Corporation in respect of such joint holding the cheque shall be mailed to the first address so appearing. The mailing of such cheque as aforesaid shall satisfy and discharge all liability for the dividend to the extent of the sum represented thereby, unless such cheque be not paid on presentation.

      8.03 Non-Receipt of Cheque - In the event of the non-receipt of any cheque for a dividend by the person to whom it is so sent as aforesaid, the Corporation on proof of such non-receipt and upon satisfactory indemnity being given to it shall issue to such person a replacement cheque for a like amount.

      8.04 Purchase of Business as of Past Date - Where any business is purchased by the Corporation as from a past date (whether such date be before or after the Incorporation of the Corporation) upon terms that the Corporation shall as from that date take the profits and bear the losses of the business, such profits or losses as the case may be shall, at the discretion of the directors be credited or debited wholly or in part to revenue account, and in that case the amount so credited or debited shall, for the purpose of ascertaining the fund available for dividends, be treated as a profit or loss arising from the business of the Corporation.

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                                     - 22 -

            9. FINANCIAL YEAR

      9.01 Financial Year - The financial or fiscal year of the Corporation shall end on the 30th day of April in each year.

            10. NOTICES

      10.01 Method of Giving Notice - Any notice, communication or other document to be given by the Corporation to a shareholder, director, officer, or auditor of the Corporation under any provision of the Act, the articles or by-laws shall be sufficiently given if delivered personally to the person to whom it is to be given, or if delivered to his recorded address or if mailed to him at his recorded address by prepaid ordinary mail or if sent to him at his recorded address by any means of any prepaid transmitted or recorded communication. A notice so delivered shall be deemed to have been given when it is delivered personally or delivered to the recorded address as aforesaid; a notice so mailed shall be deemed to have been given when deposited in a post office or public letter box and shall be deemed to have been received on the fourth day after so depositing; and a notice so sent by any means of transmitted or recorded communication shall be deemed to have been given when dispatched or delivered to the appropriate communication company or agency or its representative for dispatch. The secretary may change or cause to be changed the recorded address of any shareholder, director, officer or auditor of the Corporation in accordance with any information believed by him to be reliable. The recorded address of a director shall be his latest address as shown in the records of the Corporation or in the most recent notice filed under the Corporations information Act, whichever is the more current.

      10.02 Computation of Time - In computing the date when notice must be given under any provision of the articles or by-laws requiring a specified number of days notice of any meeting or other event, the date of giving the notice shall, unless otherwise provided, be included.

      10.03 Omissions and Errors - The accidental omission to give any notice to any shareholder, director, officer, or auditor, or the non-receipt of any notice by any shareholder, director, officer, or auditor or any error in any notice not affecting the substance thereof shall not invalidate any action taken at any meeting held pursuant to such notice or otherwise founded thereon.

      10.04 Notice to Joint Shareholders - All notices with respect to any shares registered in more than one name may if more than one address appears on the records of the Corporation in respect of such Joint holding, be given to such joint shareholders at the first address so appearing, and notice to given shall be sufficient notice to all the holders of such shares.

      10.05 Persons Entitled by Death or Operation of law - Every person who by operation of law, by transfer or the death of a shareholder or otherwise becomes entitled to shares, is bound by every notice in respect of such shares which has been duly given to the registered holder of such shares prior to his name and address being entered on the records of the

Corporation.

      10.06 Waiver of Notice - Any shareholder (or his duly appointed proxy) director, officer or auditor may waive any notice required to be given under the articles or by-laws of the Corporation and such waiver, whether given before or after the meeting or other event of which notice is required to be given shall cure any default in the giving of such notice.

      10.07 Signatures to Notices - The signatures to any notice to be given by the Corporation may be written, stamped, typewritten or printed or partly written, stamped, typewritten or printed.

            11. EXECUTION OF DOCUMENTS

      11.01 Signing Officers - Deeds, transfers, assignments, contracts and obligations of the Corporation may be signed by the president or a vice-president or a director together with the secretary or treasurer or an assistant secretary or assistant treasurer or another director. Notwithstanding this, the board may at any time and from time to time direct the manner in which and the person or persons by whom any particular deed, transfer, contract or obligation or any class of deeds, transfers, contracts or obligations may be signed.

      11.2 Seal - Any person authorized to sign any document may affix the corporate seal thereto.

            12. EFFECTIVE DATE

      12.01 Effective Date - This by-law comes into force upon confirmation by the shareholders of the Corporation in accordance with the Act.

            13. REPEAL

      13.01 Repeal - Upon this by-law coming into force, By-laws Number 1 & 2 of the Corporation are repealed provided that such repeal shall not affect the previous operation of such by-law so repealed or affect the validity of any act done or right, privilege, obligation or liability acquired or incurred under the validity of any contract or agreement made pursuant to any such by-law prior to its repeal.

      ENACTED this 27th day of February 1984.

      /s/ Ronald Parent                           /s/ Wendy Parent
--------------------------------            --------------------------------
          President   -                               Secretary -
            Ronald Parent                               Wendy Parent

                                                       (Corporate Seal)

      The aforegoing by-law is hereby passed by the Directors of the Corporation pursuant to The Business Corporations Act, 1982, as evidenced by the respective signatures hereto of all the Directors

      DATED this 27th day of February, 1984.

                                              /s/ Ronald Parent
                                              ----------------------------
                                              Ronald Parent

                                              /s/ Wendy Parent
                                              ----------------------------
                                              Wendy Parent

      The aforegoing by-law is hereby confirmed by the Shareholder of the Corporation pursuant to The Business Corporations Act, 1982, as evidenced by the signature hereto of the sole Shareholder.

      DATED this 27th day of February, 1984.

                                              /s/ Ronald Parent
                                              ----------------------------
                                              Ronald Parent

                                  BY-LAW NO. 2

                        A by-law respecting the borrowing
                        of money, the issuing of debt
                        obligations and the securing of
                        liabilities by

                             528650 ONTARIO LIMITED

            BE IT ENACTED as a special by-law of

                             528650 ONTARIO LIMITED

(hereinafter referred to as the "Corporation") as follows:-

            The directors of the Corporation may from time to time:

            (a)   borrow money on the credit of the Corporation;

            (b)   issue, sell or pledge debt obligations of the Corporation; or

            (c) charge, mortgage, hypothecate or pledge all or any currently owned or subsequently acquired real or personal, movable or immovable property of the Corporation, including book debts, rights, powers, franchises and undertaking, to secure any debt obligations or any money borrowed, or other debt or liability of the Corporation.

            ENACTED this 24th day of November 1982

      /s/ Ronald Parent                           /s/ Wendy Parent
--------------------------------            --------------------------------
              President                                  Secretary
            Ronald Parent                               Wendy Parent

                                                       (Corporate Seal)

      The aforegoing by-law is hereby passed by the Directors of the Corporation pursuant to The Business Corporations Act, as evidenced by the respective signatures hereto of all the Directors.

      DATED this 24th day of November, 1982.

                                              /s/ Ronald Parent
                                              ----------------------------
                                              Ronald Parent

                                              /s/ Wendy Parent
                                              ----------------------------
                                              Wendy Parent

      The aforegoing by-law is hereby confirmed by the Shareholder of the Corporation pursuant to The Business Corporations Act, as evidenced by the signature hereto of the sole Shareholder.

      DATED this 24th day of November, 1982.

                                               /s/ Ronald Parent
                                              ----------------------------
                                              Ronald Parent

                                 BY-LAW NO. 2 A

A By-law respecting the borrowing of money and the issuing of securities by:

            528650 ONTARIO LIMITED

(herein called the "Corporation")

BE IT ENACTED as a By-law of the Corporation as follows:

1. Without limiting the borrowing powers of the Corporation as set forth in the Business Corporations Act, 1982 (the "Act") the Directors of the Corporation may, from time to time, without the authorization of the Shareholders:

      (a)   borrow money upon the credit of the Corporation;

      (b) issue, re-issue, sell or pledge debt obligations of the Corporation, including without limitation, bonds, debentures, notes or other similar obligations of the Corporation whether secured or unsecured;

      (c) subject to Section 20 of the Act, give a guarantee on behalf of the Corporation to secure performance of any present or future indebtedness, liability or obligation of any person; and

      (d) charge, mortgage, hypothecate, pledge or otherwise create a security interest in all or any currently owned or subsequently acquired, real or personal, movable or immovable, property of the Corporation, including without limitation, book debts, rights, powers, franchises and undertakings, to secure any present or future Indebtedness, liabilities or other obligations of the Corporation.

2. The Directors may, from time to time, by resolution delegate any or all of the powers referred to in paragraph I of this By-law to a Director, a Committee of Directors or one or more officers of the Corporation.

      PASSED by the Directors and sealed with the Corporation's seal this 27th day of February, 1984.

                                                      /s/ Ronald Parent
                                            ------------------------------------
                                                          President -
                                                              Ronald Parent

                                                      /s/ Wendy Parent
                                            ------------------------------------
SEAL                                                      Secretary -
                                                              Wendy Parent

      The aforegoing by-law is hereby passed by the Directors of the Corporation pursuant to The Business Corporations Act, 1982, as evidenced by the respective signatures hereto of all the Directors.

      DATED this 27th day of February, 1984.

                                              /s/ Ronald Parent
                                              ----------------------------
                                              Ronald Parent

                                              /s/ Wendy Parent
                                              ----------------------------
                                              Wendy Parent

      The aforegoing by-law is hereby confirmed by the Shareholder of the Corporation pursuant to The Business Corporations Act, 1982, as evidenced by the signature hereto of the sole Shareholder.

      DATED this 27th day of February, 1984.

                                              /s/ Ronald Parent
                                              ----------------------------
                                              Ronald Parent

[ILLEGIBLE]                                          C.A. [ ]    ACCOUNT NO.

                                                     SAV. [ ]

                             528650 ONTARIO LIMITED
                               [Name of Company]

                                  BY-LAW NO. 3

                        RESPECTING THE BORROWING OF MONEY
                                 BY THE COMPANY

BE IT ENACTED as a By-law of the Company that:-

      1. The Directors may from time to time borrow money from THE BANK OF NOVA SCOTIA (herein called the "Bank") upon the credit of the Company on cheques, promissory notes, bills of exchange or otherwise in such amounts and subject to such terms as may be considered advisable; AND may assign, transfer, convey, hypothecate, mortgage, charge or pledge to or in favour of the Bank any property of the Company, real or personal, moveable or immoveable, present or future, including book debts, unpaid calls, rights, powers, undertaking, franchises and the Company's own debentures, as security for the fulfilment of any liabilities or obligations, present or future, of the Company to the Bank and may empower the Bank or any person or persons to sell by public or private sale, assign, transfer or convey from time to time any such property; AND may sign, make, draw, accept, endorse, execute and deliver on behalf of and in the name of the Company all such cheques, promissory notes, bills of exchange, drafts, acceptances, orders for the payment of money, warehouse receipts, bills of lading, agreements to give security, assignments, transfers, conveyances, hypothecs, mortgages, pledges, securities and other agreements, documents and instruments as may be necessary or useful in connection with the borrowing of money by and other banking business of the Company.

      2. The Directors may authorize any one or more directors, officers, employees or agents of the Company to exercise any of the rights, powers and authorities conferred by this By-law upon the Directors.

      3. The borrowing of money from the Bank from time to time heretofore under the authority of the Directors of the Company and the giving of security therefor are hereby ratified and confirmed.

      4. This By-law shall continue in force as between the Company and the Bank until a By-law repealing this By-law shall have been validly passed and confirmed and a copy thereof, duly certified under the seal of the Company, shall have been delivered to the Bank and receipt thereof acknowledged by the Bank.

      SIGNED on behalf and by order of the Board by :

      "RONALD PARENT" AND "WENDY PARENT"
--------------------------------------------------------------------------------
      Type here the names of the officers who signed the By-law in the Minute
                              Book of the Company

                                   CERTIFICATE

[ILLEGIBLE]

         [hereby certify that the foregoing is a true copy of *(Special) By-Law No. 3 of the Company duly

      *[ILLEGIBLE]

[ILLEGIBLE]

      **signed by all the Directors of the Company in the manner authorized by law and that the said By-law was duly confirmed and sanctioned by the Shareholders in the manner authorized by law and that the said By-law is now in full force and effect.

[ILLEGIBLE]

                                                               November 24, 1982

                                                   DATE_________________________
                                                       _________________________
                                                                Secretary

[ILLEGIBLE] [ILLEGIBLE] { Corporate
                            Seal    }

      The aforegoing by-law is hereby passed by the Directors of the Corporation pursuant to The Business Corporations Act, as evidence by the respective signatures hereto of all the Directors.

      DATED this 24th day of November, 1982.

                                             /s/ Ronald Parent
                                             ------------------------------
                                             Ronald Parent

                                             /s/ Wendy Parent
                                             ------------------------------
                                             Wendy Parent

      The aforegoing by-law is hereby confirmed by the Shareholder of the Corporation pursuant to The Business Corporations Act, as evide by the signature hereto of the sole Shareholder.

      DATED this 24th day of November, 1982.

                                             /s/ Ronald Parent
                                             -------------------------------
                                             Ronald Parent